INTEGER HOLDINGS CORPORATION
GRANT OF RESTRICTED STOCK UNITS

The Board of Directors of Integer Holdings Corporation (the “Company”) has authorized and approved the 2011 and 2016 Stock Incentive Plans (collectively, the “Plans” and, individually, a “Plan”), which have been submitted to and approved by the stockholders of the Company. The Plans provide for the grant of restricted stock units to certain employees, non-employee consultants and service providers and non-employee directors of the Company and any Subsidiary of the Company. Pursuant to one or more of the Plans, the Compensation and Organization Committee of the Board of Directors of the Company (the “Committee”) has approved the grant to you of Restricted Stock Units (the “RSUs”) on the terms and subject to the conditions set forth in the applicable Plan and this agreement (the “Award Agreement”). The relevant Plan(s) shall be deemed a part hereof as if fully set forth herein. A copy of each applicable Plan is available from the Morgan Stanley Smith Barney website www.stockplanconnect.com (or such other stock plan administrator’s website as may be determined by the Company) or may be obtained by request addressed to: Corporate Secretary, Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, NY 14031. Unless the context otherwise requires, all terms defined in the applicable Plan(s) shall have the same meanings when used herein.
1.Grant of Restricted Stock Unit. The Company, as a matter of separate inducement and not in lieu of any salary or other compensation for your services, hereby grants to you the number of RSUs set forth on Appendix A, as of the date set forth on Appendix A. In consideration of the grant of the RSUs and consistent with the terms of the applicable Plan, you agree that the RSUs and any proceeds from the sale of such RSUs or the shares of Company Stock delivered on vesting of such RSUs (the “Shares”) are subject to forfeiture and/or repayment, in whole or in part, to the extent provided for in the Integer Holdings Corporation Incentive Compensation Recoupment Policy, as in effect from time to time. In furtherance of the foregoing, you agree hereby to forfeit, reduce or repay the RSUs and any proceeds from the sale of such RSUs or the Shares and to execute any document prepared by the Company to effectuate such forfeiture, reduction or repayment, all to the extent permitted by applicable law.

2.    Vesting of Restricted Stock Units. Subject to the terms and conditions of the applicable Plan and this Award Agreement, the RSUs will vest in accordance with the vesting schedule set forth in Appendix A. A certificate or certificates representing the Shares will not be delivered to you unless and until the RSUs have vested and all other terms and conditions in the applicable Plan and this Award Agreement have been satisfied.
3.    Termination of Employment; Change in Control. Voluntary or involuntary termination of your employment or occurrence of a Change in Control, shall affect your rights as set forth in the applicable Plan.
4.    Forfeiture of Restricted Stock Units. The balance of the RSUs that have not vested pursuant to paragraphs 2 or 3 will be automatically forfeited as of the date that your employment with the Company or a Subsidiary terminates for any reason.
5.    Non-Transferability of Restricted Stock Units. The RSUs may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the RSUs, and the levy of any attachment or similar proceeding upon the RSUs, shall be null and void and without effect.
6.    Rights as Stockholder. Neither you nor any person claiming under or through you will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you.
7.    Investment Intent. You hereby covenant and agree with the Company that if there does not exist a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which registration statement shall be effective and shall include a prospectus which is current with respect to the Shares (i) that you will represent that you are receiving the RSUs for your own account and not with a view to the resale or distribution thereof and (ii) that any subsequent offer for sale or sale of any Shares received on vesting of such RSUs shall be made either pursuant to (x) a registration statement on an appropriate form under the Act, which registration statement shall be effective and shall include a prospectus which is current with respect to the Shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, if requested by the Company, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption.
8.    Withholding Taxes. The Company may withhold or cause to be withheld, or require you to remit to the Company, an amount sufficient to satisfy the Company’s (or Subsidiary’s) withholding tax obligation arising by reason of the granting, vesting or payment of the RSUs. Unless otherwise determined by the Committee hereafter, any tax withholding obligations will be satisfied by withholding a number of Shares otherwise deliverable pursuant to this Award Agreement having a Fair Market Value, as of the date as of which the amount of tax withholding is determined, equal to the amount that the Company or Subsidiary determines is necessary to satisfy its withholding obligation.
9.    Agreement Subject to the Plan. You and the Company agree that this Award Agreement is subject to, and that you and the Company will both be bound by, all terms, conditions, limitations and restrictions contained in the applicable Plan, which shall be controlling in the event of any conflicting or inconsistent provision. To the extent that RSUs subject to this Award Agreement are granted under more than one Plan, then the RSUs granted under a particular Plan will be subject to the terms and conditions of that Plan.
10.    Restrictions on Transfer. You acknowledge and agree that the Company may require you, as a condition to the receipt of the RSUs or the certificates representing the Shares, to become bound by any reasonable agreement restricting transfer of the Shares or providing the Company with a right of first purchase or other similar right.
11.    No Guarantee of Employment. This award shall not confer upon you any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate your employment or other service at any time.
12.    No Guarantee of Tax Consequences. Neither the Company nor any Subsidiary nor the Committee makes any commitment or guarantee that any particular tax treatment will apply or be available under applicable law with respect to this award.

13.    Electronic Delivery and Signature. You hereby consent and agree to electronic delivery of any documents, proxy materials, prospectuses, annual reports and other related documents or agreements related to this award. If the Company establishes procedures for an electronic signature system for delivery and acceptance of such materials, you hereby consent to such procedures and that delivery may be effected by a third party engaged by the Company to provide administrative services related to the applicable Plan.
14.    Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing your participation in the applicable Plan. You understand that the Company and any employing Subsidiary may hold certain personal information about you, including, but not limited to your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plans (“Personal Data”). You understand that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plans, that these recipients may be located in the country in which you reside, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Personal Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the applicable Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Company Stock received upon settlement of the RSUs. You understand that Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plans. You understand that you may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing your local human resources representative. You understand that refusal or withdrawal of consent may affect your ability to realize benefits from the RSUs. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
15.    Language. If you received this Award Agreement, or any other document related to the Plans translated into a language other than English, and if the translated version is different than the English version, the English version will control.
Please indicate your acceptance of all the terms and conditions of this award including those set forth in this Award Agreement by clicking on the icon below entitled “I have read and agree.” Notwithstanding your failure to click on the icon below, your continued employment with the Company or any of its Subsidiaries following the date of this award will be deemed your acceptance of the terms and conditions hereof unless you indicate otherwise to the Company in writing within 10 days following the date hereof.
Very truly yours,
Integer Holdings Corporation

Appendix A

Date of Grant: [GRANT DATE]
Number of RSUs: The number of RSUs granted under this Award Agreement is as set forth on the Morgan Stanley Smith Barney website (or such other stock plan administrator’s website as may be determined by the Company).
Vesting Schedule applicable to Participants in Career Bands E and above: One-third of the RSUs will vest on the last day of each of the 3 consecutive fiscal years of the Company, beginning with the last day of the fiscal year that includes the date on which the RSUs are granted.
Vesting Schedule applicable to Participants in Career Bands M4, M5 and P6: One-quarter of the RSUs will vest on the last day of each of the 4 consecutive fiscal years of the Company, beginning with the last day of the fiscal year that includes the date on which the RSUs are granted.